UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2007

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 16, 2007, AmerisourceBergen Corporation (“Registrant”) issued a news release announcing that it has published quarterly financial information for the two businesses included in its PharMerica Segment and clarified its estimate of diluted earnings per share from continuing operations for fiscal year 2007. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

On July 31, 2007, the Registrant completed the spin-off of its institutional pharmacy business, PharMerica Long-Term Care, which was immediately combined with Kindred Pharmacy Services to form PharMerica Corporation (“PMC”). The PharMerica Long-Term Care spin-off did not include PMSI, the Registrant’s workers’ compensation business. The Registrant has historically reported both PharMerica Long-Term Care and PMSI in its PharMerica segment.

In its Quarterly Report for the period ended June 30, 2007, the Registrant disclosed that it would restate its historical financial statements to reflect the PharMerica Long-Term Care business as a discontinued operation when the Registrant reported its fiscal fourth quarter 2007 and fiscal 2007 operating results. As part of the transaction, the Registrant entered into a pharmaceutical distribution agreement with PMC, under which it will continue to distribute pharmaceuticals to and generate cash flows from the disposed institutional pharmacy business. The continuing gross cash flows will be significant in comparison to the cash flows that would have been generated from the institutional pharmacy business absent the disposal transaction. In accordance with the Emerging Issues Task Force Issue No. 03-13 “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations,” the Registrant has now determined that it will not reclassify its historical results to reflect the PharMerica Long-Term Care business as a discontinued operation in its future filings with the Securities and Exchange Commission.

Attached as Exhibit 99.2 and incorporated by reference into this report, the Registrant has provided unaudited financial information for each quarter of fiscal 2006 and for the first three quarters of fiscal 2007 for PharMerica Long-Term Care and PMSI, the two businesses that comprise the PharMerica segment. In future filings with the Securities and Exchange Commission, the Registrant will refer to the previously reported PharMerica segment as Other, which will include the results of PharMerica Long-Term Care and PMSI through the date of the spin-off and only the results of PMSI after the spin-off date.

Since PharMerica Long-Term Care results will be reported in continuing operations, the Registrant expects diluted earnings per share from continuing operations for fiscal year 2007 to be in a range of $2.58 to $2.66, including $0.08 from PharMerica Long-Term Care through the July 31, 2007 spin-off date. This range implies September quarter diluted earnings per share from continuing operations in the range of $0.59 to $0.67, which includes a $0.01 contribution from PharMerica Long-Term Care. Diluted earnings per share from continuing operations for the first nine months of fiscal year 2007 were $1.99. The Registrant also remains optimistic about fiscal year 2008 and continues to expect its performance to be in line with its long-term financial goals.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 News Release, dated October 16, 2007, announcing publication of quarterly financial information for PharMerica Segment and clarifying its estimate of diluted earnings per share.

99.2 Unaudited financial information for each quarter of fiscal 2006 and for the first three quarters of fiscal 2007 for PharMerica Long-Term Care and PMSI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 16, 2007	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer